Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated September 24, 2012, on our audits of the consolidated financial statements of Southern Missouri Bancorp, Inc. as of June 30, 2012 and 2011, and for the three years in the period ended June 30, 2012, which report is included in the Form 10-K of Southern Missouri Bancorp, Inc. for the year ended June 30, 2012.

/s/ BKD

St. Louis, Missouri
September 24, 2012